                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                              ORPHAN MEDICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                 [COMPANY LOGO]


                              ORPHAN MEDICAL, INC.
                        13911 RIDGEDALE DRIVE, SUITE 250
                           MINNETONKA, MINNESOTA 55305







April 8, 2002


To Our Stockholders:

         You are cordially invited to attend the 2002 Annual Meeting of the Stockholders of Orphan Medical, Inc. (the "Company") which will be held at 3:30 p.m. (Central Standard Time) on Thursday, May 23, 2002 at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota 55402.

         At the Annual Meeting of the Stockholders you will be asked to: (i) elect seven directors to the Company's Board of Directors, (ii) approve an amendment increasing the number of authorized shares issuable under the Company's 1994 Stock Option Plan and (iii) approve the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

         Please read the enclosed Notice of Annual Meeting and Proxy Statement which describes the business to come before the meeting. Please mark, sign and return the accompanying Proxy Card promptly in the enclosed postage-paid envelope, or follow the instructions on the proxy card for voting via telephone or through the Internet. We hope you will be able to attend the meeting on May 23, 2002.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. FOR ALTERNATIVE VOTING METHODS, PLEASE REFER TO THE INFORMATION UNDER THE CAPTIONS "VOTE BY PHONE" AND "VOTE BY INTERNET" ON THE PROXY CARD.

                                    Sincerely,

                                    /s/ John Howell Bullion
                                    -----------------------
                                    JOHN HOWELL BULLION
                                    Chief Executive Officer

                                 [COMPANY LOGO]



                              ORPHAN MEDICAL, INC.
                        13911 RIDGEDALE DRIVE, SUITE 250
                           MINNETONKA, MINNESOTA 55305
                            TELEPHONE (952) 513-6900

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 23, 2002

The Annual Meeting of Stockholders of Orphan Medical, Inc. (the "Company") will be held at 3:30 p.m. (Central Standard Time) on Thursday, May 23, 2002 at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota 55402, for the following purposes:

     1. To elect seven directors to serve until the next Annual Meeting of Stockholders;

     2. To approve an amendment to the Company's 1994 Stock Option Plan increasing the number of shares authorized for issuance under the plan from 2,675,000 shares to 3,175,000 shares;

     3. To approve the selection of Ernst & Young LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2002; and

     4. To consider and act upon any other business that may properly come before the meeting or any adjournment thereof.

         The Board of Directors of the Company has designated the close of business on March 27, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. Only stockholders of record of the Company's Common Stock and Senior Convertible Preferred Stock at the close of business on that date will be entitled to vote.

         You are cordially invited to attend the meeting. If you do not expect to be present at the meeting, please fill in, sign, date and mail the enclosed proxy card as promptly as possible or submit your proxy by voting by telephone or through the Internet by no later than 12:00 p.m. (Central Standard Time) on May 22, 2002 (as directed on your proxy card). If you choose to return the proxy card by mail, we have enclosed an envelope addressed to the Company for which no postage is required if mailed in the United States.


                                    By Order of the Board of Directors


                                    /s/ John Howell Bullion
                                    -----------------------
                                    John Howell Bullion
                                    Chairman of the Board, Chief Executive
                                    Officer and Secretary

Minnetonka, Minnesota
April 8, 2002

                              ORPHAN MEDICAL, INC.

                        13911 RIDGEDALE DRIVE, SUITE 250
                           MINNETONKA, MINNESOTA 55305

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 2002


                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Orphan Medical, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 3:30 p.m. (Central Standard Time) on Thursday, May 23, 2002 at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota 55402, and at any adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. The cost of soliciting proxies, including the cost of preparing and mailing the Notice of Annual Meeting of Stockholders and this Proxy Statement, is being paid by the Company. In addition, we will, upon the request of brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of our common stock on the record date specified below, bear their reasonable expenses for mailing copies of this material to the beneficial owners of these shares. We have retained Wells Fargo Shareowner Services to provide consultation and administrative assistance in connection with the solicitation of proxies for a fee estimated to be $7,000 plus out-of-pocket expenses. In addition, officers and other regular employees of the Company may solicit proxies in person, by telephone or by facsimile, but will receive no extra compensation for these services. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company's Annual Report to Stockholders commencing on or about April 8, 2002.

         The only matters the Board of Directors knows will be presented are those stated in Proposals 1, 2 and 3 of this Proxy Statement. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF PROPOSALS 1, 2 AND 3. Should any other matter properly come before the meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such matter.

                          VOTING RIGHTS AND PROCEDURES

         Common Stock and Senior Convertible Preferred Stock stockholders (collectively, the "stockholders") of record at the close of business on March 27, 2002 will be entitled to vote at the Annual Meeting or any adjournments thereof. As of that date, a total of 10,290,405 shares of such Common Stock and 8,706 shares of Senior Convertible Preferred Stock were outstanding (collectively, the "Voting Stock"), each share of Common Stock being entitled to one vote and each share of Senior Convertible Preferred Stock being entitled to voted on an "as converted" basis. On March 27, 2002, the Company's Senior Convertible Preferred Stock was convertible into an aggregate of 1,069,533 shares of Common Stock, which approximates 122.807 shares of Common Stock for each share of Senior Convertible Preferred Stock. There is no cumulative voting. If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Voting Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum, but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter.

         Stockholders can vote their shares by toll-free telephone call or through the Internet as an alternative to completing the enclosed proxy card and mailing it to the Company. The procedures for telephone and Internet voting are described on the proxy card. The telephone and Internet voting procedures are designed to verify stockholders' identities, allow stockholders to give voting instructions and confirm that their instructions have been recorded properly. Stockholders who vote through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Stockholders who vote by telephone or through the Internet need not return a proxy card by mail.

         Shares of the Company's Common Stock and Senior Convertible Preferred Stock represented by proxies in the form solicited will be voted in the manner directed by a stockholder. If no direction is given, the proxy will be voted for the election of the nominees for director named in this Proxy Statement, for approval of the amendment increasing the number of authorized shares issuable under the Company's 1994 Stock Option Plan and for approval of the selection of Ernst & Young LLP as the Company's independent public accountants. So far as management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting and call for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on these matters.

         Whether a stockholder submits a proxy by mail, telephone or the Internet, a stockholder may revoke a proxy at any time before it is voted by:
(i) delivering to any officer of the Company a written notice of termination of the proxy's authority, (ii) filing with an officer of the Company another proxy bearing a later date or (iii) appearing and voting at the Annual Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth, as of March 1, 2002, certain information with respect to the beneficial ownership of the Company's Voting Stock by (i) each person known to the Company to have been beneficial owner of more than 5% of such stock, (ii) each director, (iii) each executive officer named in the "Summary Compensation Table" below, and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table below have sole voting and investment powers with respect to the shares owned by them.

         Beneficial ownership is determined and presented in the table in accordance with rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to the securities. Shares of the Company's common stock subject to options currently exercisable or exercisable within 60 days of March 1, 2002 are deemed to be outstanding for purposes of computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

                                                                          Amount and
                                                                          Nature of      Percentage of
                                                                          Beneficial      Common Stock
                Name and Address of Beneficial Owner                      Ownership       Outstanding
---------------------------------------------------------------------- --------------- ------------------
Alta Partners II, Inc. (1)                                                   1,212,121         11.78%
    One Embarcadero Center, Suite 4050
    San Francisco, CA 94111
Cannell Capital LLC (2)                                                        624,996          6.07
    150 California Street - 5th Floor
    San Francisco, CA 94111
OrbiMed Advisors LLC (3)                                                     1,602,302         15.57
   767 Third Avenue - 6th Floor
   New York, NY  10017-2023
UBS Capital II, LLC (4)                                                      1,146,740         10.09
   299 Park Avenue
   New York, NY  10171-0026
John Howell Bullion (5)                                                        513,279          4.79
William Houghton M.D. (6)                                                      129,011          1.24
Dayton T. Reardan, Ph.D. (7)                                                   103,352          1.00
Pamela Stahl (8)                                                                12,400          *
Timothy G. McGrath (9)                                                          31,246          *
W. Leigh Thompson, Ph.D., M.D. (10)                                             37,500          *
William M. Wardell, M.D., Ph.D. (11)                                            40,500          *
Michael Greene (12)                                                             20,000          *
Julius A. Vida, Ph.D. (13)                                                      20,000          *
Thomas King (14)                                                                 5,000          *
Farah Champsi (15)                                                               5,000          *
All directors and executive officers as a group (11 persons) (16)              917,288          8.28

-------------
* Less than 1 percent.

(1) Alta Partners II, Inc. serves as the management advisory company of various funds which hold shares of the Company's Common Stock in the ordinary course of business. In this capacity, Alta Partners exercises sole voting and dispositive power over the accounts of Alta BioPharma Partners II, L.P., Alta Embarcadero BioPharma Partners II, LLC and Alta BioPharma Management Partners II, LLC which hold, in the aggregate, 1,212,121 shares of our Common Stock. The number of shares beneficially owned is based on a Schedule 13D filed by Alta Partners on December 17, 2001.

(2) Cannell Capital LLC serves as the investment advisor to various funds and trusts which hold shares of the Company's Common Stock in the ordinary course of business. In this capacity, Cannell Capital exercises shared voting and dispositive power over 624,996 shares of our Common Stock held by such funds and trusts in separate accounts. The number of shares beneficially owned is based on a Schedule 13G/A filed by Cannell Capital on February 14, 2002.

(3) OrbiMed Advisors LLC has shared voting and dispositive power with respect to 1,602,302 shares of the Company's Common Stock. The number of shares beneficially owned is based on a Schedule 13G/A filed by OrbiMed Advisors on February 19, 2002.

(4)   UBS Capital II, LLC has sole voting and investment power with respect to:
      8,706 shares of Senior Convertible Preferred Stock, which is convertible into 1,069,533 shares of Common Stock, and 77,207 shares of unregistered Common Stock. The shares of Senior Preferred Convertible Stock vote on an as-converted basis. In addition, UBS Capital owns (i) 3,546 shares of non-voting Series B Convertible Preferred Stock, which is convertible into 545,538 shares of Common Stock, (ii) a warrant to purchase up to 2,050 shares of non-voting Series C Convertible Preferred Stock or 315,385 shares of Series D Non-Voting Convertible Preferred Stock or any combination thereof up to a maximum aggregate purchase price of $2,050,000 and (iii) a warrant to purchase up to 282,353 shares of Series D Non-Voting Convertible Preferred Stock.

(5) Includes 417,967 shares issuable upon the exercise of options that are currently exercisable or will become issuable pursuant to options exercisable within 60 days after March 1, 2002.

(6) Includes 115,540 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after March 1, 2002.

(7) Includes 85,720 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after March 1, 2002.

(8) Includes 12,400 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after March 1, 2002.

(9) Includes 29,195 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after March 1, 2002.

(10) Includes 37,500 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after March 1, 2002.

(11) Includes 39,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after March 1, 2002.

(12) Includes 20,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after March 1, 2002.

(13) Includes 20,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after March 1, 2002.

(14) Includes 5,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after March 1, 2002.

(15) Includes 5,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after March 1, 2002.

(16) Includes 787,322 shares that may be acquired within 60 days of March 1, 2002 through the exercise of options by all executive officers and directors as a group.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

         The business and affairs of the Company are managed under the direction of its Board of Directors, which is presently comprised of seven members. Seven directors have been nominated for election to the Company's Board of Directors at the Annual Meeting, to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. In connection with an equity financing completed in December 2001, the Board of Directors increased the size of the Board from six to seven members and appointed Farah H. Champsi to the Board. In addition, Dr. Lawrence C. Weaver resigned as a director of the Company in February 2002. This resignation created a vacancy on the Board of Directors that was filled by the remaining directors with the appointment of Thomas B. King as a director.

         The Company's incumbent directors, John Howell Bullion, Michael Greene,
W. Leigh Thompson, Ph.D., M.D., Julius A. Vida, Ph.D. and William M. Wardell, M.D., Ph.D., have been nominated for election at the Annual Meeting. Under the Company's bylaws, directors appointed by the Board of Directors must stand for election at the first annual stockholders' meeting following each such director's appointment to the Board. Consequently, Ms. Champsi and Mr. King are also nominees for election at the Annual Meeting. Each of Messrs. Bullion, Greene, King and Drs. Thompson, Vida, Wardell and Ms. Champsi have indicated a willingness to serve, but in case any of them is not a candidate at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information concerning the director nominees is set forth below.

JOHN HOWELL BULLION          Mr. Bullion, 50, has been Chief Executive Officer
                             of the Company since June 1994 and Chairman of the Board of Directors since December 30, 1998. Mr.
                             Bullion is a co-founder of Chronimed Inc., the company from which Orphan Medical, Inc. was spun off in 1994. Prior to joining the Company, Mr.
                             Bullion served as President of Bluestem Partners, an investment and consulting company, President of Dahl & Associates, a soil and ground water remediation company and President of Concurrent
                             Knowledge Systems, Inc., a software development company. Mr. Bullion also served as partner and Vice President with First Bank System Venture
                             Capital Company for seven years.

MICHAEL GREENE               Mr. Greene, 40, has been a director of the Company
                             since July 1998. Mr. Greene is a partner at UBS
                             Capital, LLC and has been with UBS Capital since it was founded in 1993. Prior to joining UBS Capital, Mr. Greene was a senior member of the Union Bank of Switzerland's Leveraged Finance Group from 1990 to
                             1992. Mr. Greene is a graduate of The College of Holy Cross with a B.A. in Economics and earned an M.B.A. from Harvard Business School. Mr. Greene also serves as a director for Metrocall Inc. and Desa International.

W. LEIGH  THOMPSON,  PH.D.,  Dr. Thompson, 63, has been a director of the
M.D. Company since August 1995. Since 1995, Dr. Thompson has been President and Chief Executive Officer of Profound Quality Resources, Ltd., which provides worldwide consulting services to health institutions and manufacturers. From 1982 through 1994, Dr. Thompson had responsibility for animal and human product research at Eli Lilly and Company, where he held a number of executive positions, including Chief Scientific Officer. Prior to Eli Lilly and Company, Dr. Thompson was Professor of Medicine at Case Western Reserve University. Dr. Thompson also serves on the boards of BAS, Inc., DepoMed, Inspire Pharmaceuticals, LaJolla Pharmaceuticals, Tanabe Research Laboratory, Medarex, Inc., Conjuchem, Inc. and Diabetogen, Inc.

JULIUS A. VIDA, PH.D.        Dr. Vida, 73, has been a director of the Company
                             since October 1998. Dr. Vida is the President of
                             Vida International Pharmaceutical Consultants, which was founded in 1993. Dr. Vida also serves as a director for Medarex, Inc. Past employment includes over 15 years experience with Bristol
                             Myers Squibb Co., last serving as Vice President,
                             Business Development, Licensing and Strategic
                             Planning from 1991 to 1993. Dr. Vida earned his
                             Ph.D. from the Carnegie Institute of Technology and his M.B.A. from Columbia University.

WILLIAM M. WARDELL,          Dr. Wardell, 63, has been a director of the Company
M.D., PH.D.                  since August 1995. Since June 2000, Dr. Wardell has
                             been the President of Wardell Associates
                             International, a pharmaceutical consulting firm.
                             Dr. Wardell previously served as President of Wardell Associates International from January 1995 to January 1996. From January 1996 to June 2000,
                             Dr. Wardell served as Senior Scientific Officer for
                             Covance, Inc. (formerly Corning-Besselaar), a contract research organization. Dr. Wardell also serves as a director for PharMetrics, Inc. and PhytoCeutica, Inc. Prior to 1995, Dr. Wardell served as President of Protein Engineering
                             Corporation, a privately held biotechnology company. Prior to joining Protein Engineering
                             Corporation, Dr. Wardell was Senior Vice President of the Parke-Davis Pharmaceutical Research Division of Warner Lambert Company. From 1983 to 1991, Dr.
                             Wardell was Vice President/Medical Director of
                             Boehringer Ingelheim Pharmaceuticals, Inc. and was a member of Boehringer Ingelheim's International
                             Steering and Medical Committees, which had responsibility for worldwide research, development, clinical and regulatory programs. Prior to entering the pharmaceutical industry, Dr. Wardell was Associate Professor of Pharmacology and Toxiology and Assistant Professor of Medicine at the University of Rochester Medical Center. Dr. Wardell has also been a Commissioner of the Pharmaceutical
                             Manufacturers Association's Commission on Drugs for
                             Rare Diseases, and a Vice President and Board member of the American Society for Clinical
                             Pharmacology and Therapeutics.

THOMAS B. KING               Mr. King, 47, has served as a director of the
                             Company since February 26, 2002. From 1994 to 2000,
                             Mr. King was employed by Anesta Corporation, most recently as its President, CEO, and Director.
                             During his tenure at Anesta, Mr. King led two successful follow-on public offerings of equity which raised $100 million for Anesta, acquired and relaunched Actiq(R)into the U.S. and international markets, completed the successful merger of Anesta with Cephalon, Inc., and was instrumental in increasing Anesta's market capitalization from $28 million to more than $400 million. From 1990 to 1994, Mr. King held several management positions with Somatogen, Inc. From 1988 to 1989, Mr. King held several management positions at Abbott
                             Laboratories, and from 1982 to 1987, Mr. King held several positions at Anaquest, a Division of BOC
                             Health Care. Mr. King's experience includes strategic planning, business development, and product management and marketing. Mr. King received an M.B.A. from the University of Kansas and a B.A.
                             in Chemistry from McPherson College.

FARAH H. CHAMPSI             Ms. Champsi, 40, has been a director of the Company
                             since December 7, 2001. Ms. Champsi has been employed by Alta Partners, a venture capital firm located in San Francisco, California since May,
                             2000. From May 1987 through December 1999, Ms.
                             Champsi was an investment banker at Robertson
                             Stephens & Company, most recently serving as co-head of the Global Life Sciences Investment
                             Banking Group. Ms. Champsi's responsibilities included raising public and private capital and providing advisory services to leading emerging growth biotechnology, pharmaceutical and medical technology companies. Ms. Champsi was elected a general partner of Robertson Stephens in 1992 and the head of life sciences investment banking in 1995. Ms. Champsi has helped raise more than $3 billion of capital in more than 50 transactions since 1995. Ms. Champsi is a board member of the Stanford Business School Trust and the Advisory Council of the UC Berkeley School of
                             Public Health, Cytokinetics, Inc., Renovis, Inc.
                             and Myocor, Inc. She received an M.B.A. from Stanford University and a B.A. from Smith College.

BOARD RECOMMENDATION AND REQUIRED STOCKHOLDER VOTE

         The affirmative vote of a majority of the shares of Voting Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. BULLION, GREENE, KING AND DRS. THOMPSON, VIDA, WARDELL AND MS. CHAMPSI.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company receive $10,000 annually for serving on the Board of Directors. In addition, directors who are not employees receive $1,000 for each meeting, $500 for each telephone meeting and $250 for committee meetings. Directors are also reimbursed for out-of-pocket expenses incurred in attending Board of Directors' and committee meetings.

         In addition, pursuant to the Company's 1994 Stock Option Plan (the "Stock Plan"), each new non-employee director receives an option to purchase 25,000 shares of Company common stock on the date of such director's initial election to the Board of Directors. Each option has an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, with 5,000 shares vesting immediately and the remaining 20,000 shares vesting over a four-year period in 5,000 share increments. Each option has a term of ten years. After the option to purchase 25,000 shares has vested, each non-employee director is entitled to receive an option to purchase 5,000 shares for each additional year on the Board, which options vest immediately and also have a term of ten years. In fiscal 2001, directors Drs. Thompson, Wardell and Weaver each received an option to purchase 10,000 shares of common stock, representing options earned for service as a non-employee director of the Company in fiscal 2000 and fiscal 2001.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         During 2001, the Board of Directors held seven meetings and acted once by written action. Each director attended at least 75% of the aggregate total of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he or she served. The Board of Directors has an Audit Committee, a Compensation Committee and a Regulatory Oversight Committee. The Board of Directors does not have a standing nominating committee.

         The Audit Committee consists of Mr. Greene, Dr. Vida and Ms. Champsi, each of whom the Board of Directors has determined to be "independent" as defined by the rules of the National Association of Securities Dealers' listing standards. Ms. Champsi was appointed to the Audit Committee in January 2002 following the resignation of Dr. Wardell as a member of the committee. The Audit Committee's function is to review and make recommendations to the Board of Directors with respect to certain financial and accounting matters. The Audit Committee met five times during 2001. The Board of Directors approved a written audit committee charter, a copy of which has previously been filed with the Securities and Exchange Commission.

         The Compensation Committee consists of Dr. Wardell, Mr. King and Ms. Champsi. Ms. Champsi was appointed to the Compensation Committee in January 2002 following the resignation of Mr. Greene as a member of the committee. Mr. King was appointed to the committee in February 2002 following the resignation of Dr. Weaver as a director and member of the committee. The Compensation Committee's function is to review and make certain determinations with respect to matters concerning the compensation of employees, officers and directors. The Compensation Committee met twice during 2001.

         The Regulatory Oversight Committee consists of Drs. Thompson and Wardell. The Regulatory Oversight Committee's function is to keep the Board informed on matters pertaining to regulatory compliance. The Regulatory Oversight Committee met twice during 2001.

         The Board of Directors has also established an Advisory Board consisting of eight individuals that advise the Company with respect to the planning or execution of its product acquisition and development programs. Each of the members of the Advisory Board has development or marketing expertise with respect to products under development by the Company. Members of the Advisory Board provide services to the Company on a nonexclusive basis and do not meet on a formal or regular basis. The Company consults with one or more members of the Advisory Board from time to time by means of meetings or telephone conference calls.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE

         Compensation Philosophy

         The Compensation Committee determines the policies for and structure and amount of all compensation for the Board of Directors and the executive officers of the Company, including the Chief Executive Officer. The Compensation Committee is composed entirely of directors who are not employees of the Company. The Compensation Committee's primary objectives are to:

              - Provide compensation that will attract, retain and motivate high-caliber executives;

              - Motivate officers to achieve important Company performance goals; and

              - Align the interests of the executive officers with those of the Company's stockholders.

         The Company has a "pay for performance" compensation program designed to motivate and reward executives for attaining financial and strategic objectives essential to the Company's success and continued growth while at the same time allowing the Company to attract, retain and motivate high-caliber executives. The Company's practice is to work with the Compensation Committee to establish annual Company financial performance targets and individual performance goals for each executive officer at the outset of each year, and to pay bonuses based on performance against these pre-established targets and goals. Base salaries for the Company's executive officers are generally average in comparison to executive officer salaries paid by comparable peer companies. Through the bonus program, the Company's executive officers have an opportunity to earn above average compensation as compared to comparable peer companies.

         An additional aspect of the Company's compensation program is the use of stock options. Through the use of stock based incentives, the Company believes that an executive officer's interests will be aligned with the long-term interests of the Company's stockholders. Executive officers are, thereby, given an incentive to not only meet their annual performance objectives, but also to achieve longer term strategic goals.

         The following discussion describes the key components of the compensation program. The Compensation Committee retains the right to consider factors other than those described below in setting executive compensation levels for individual officers.

         Executive Officer Compensation Program

         The key components of the Company's compensation program for its executive officers are (a) base salary, (b) annual cash bonus compensation and
(c) long-term incentive compensation in the form of stock options.

         Base Salary

         The Chief Executive Officer annually reviews the base salary of each executive officer and makes recommendations to the Compensation Committee regarding the base salaries for the executive officers (other than the Chief Executive Officer). In determining base salaries, the Compensation Committee takes into account individual experience and performance, performance during the preceding 12 months, salary levels for similar positions at comparable peer companies and other issues particular to the Company. Salaries for the Company's executive officers are generally average when compared to salaries paid by comparable peer companies. The Compensation Committee generally approves the Chief Executive Officer's base salary recommendations.

         Annual Cash Bonus Compensation

         The Compensation Committee awarded cash bonuses to all executive officers and to other employees in recognition of achieving predetermined Company financial and operational objectives in fiscal 2001, which generally included optimization of revenues and gross margins and minimizing operational losses, and achieving individual performance goals. Executive officers were entitled to receive a cash bonus for achievement of either the Company's financial and performance objectives or achievement of personal performance goals, or a combination of both.

         Long Term Incentive Program

         Stock options are granted to executive officers under the Company's 1994 Stock Option Plan (the "Stock Plan"). The purposes of the Stock Plan are to attract, retain and motivate personnel capable of assuring the future success of the Company by affording them an opportunity to acquire an ownership interest in the Company and to align executive officer compensation directly with the creation of stockholder value.

         The Stock Plan authorizes the Compensation Committee to grant stock options to executives and other key employees. When making option grant determinations, the Compensation Committee considers the recommendation of the Chief Executive Officer, an individual's performance and the Company's overall performance, as well as option grants to executives made by comparable peer companies. When determining the size of an option grant, the Compensation Committee takes into account a number of factors, including levels of options granted by comparable peer companies and the number of options already outstanding or previously granted.

         The Compensation Committee's policy is to not grant stock options annually, but to review each individual's performance and option position on an annual basis. All of the Company's outstanding stock options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the Stock Plan have a term of ten years for incentive stock options and 15 years for nonqualified stock options and generally vest ratably over a four-year period. Executive officers will only benefit from stock options if, at the time the options are exercised, the price of the Common Stock has appreciated over its price on the date of the stock option grant.

         In fiscal 2001, Mr. Bullion was granted an option to purchase 26,500 shares at $13.75 per share and an option to purchase 3,333 shares at $9.62 per share; Dr. Houghton was granted an option to purchase 17,700 shares at $13.75 per share; Ms. Stahl was granted an option to purchase 50,000 shares at $8.20 per share; and Mr. McGrath and Dr. Reardon were each granted an option to purchase 6,600 shares at $13.75 per share.

         The Company is seeking stockholder approval of an amendment to increase the number of shares authorized for issuance under the Stock Plan from 2,675,000 shares to 3,175,000 shares. See "Proposal 2: Approval of Amendment to 1994 Stock Option Plan" in this Proxy Statement.

         Chief Executive Officer Compensation

         Base Salary and Annual Bonus Compensation

         Effective October 29, 1999, Mr. John Bullion, Chief Executive Officer, entered into an employment agreement with the Company that provides for an annual base salary of $180,000 in fiscal 2000 and $200,000 in fiscal 2001 and 2002. In February 2002, the Compensation Committee increased Mr. Bullion's 2002 annual base salary to $225,000. During 1997, Mr. Bullion voluntarily reduced his base salary from $175,000 to $110,000 on an annualized basis through October 1998 and from $175,000 to $160,000 on an annualized basis from November 1998 through October 1999.

         Mr. Bullion's annual base salary and annual bonus compensation are set by the Compensation Committee, taking into account such factors as the Company's financial performance, Mr. Bullion's leadership within the Company, his performance with respect to personal performance goals, his pay in relation to the pay of chief executive officers at comparable peer companies and the Compensation Committee's overall compensation philosophy.

         The Compensation Committee awarded Mr. Bullion a cash bonus of $49,635 for his performance in fiscal 2001 and a cash bonus of $60,000 for his performance in fiscal 2000.

         Stock Option Awards

         The Compensation Committee approved options grants to Mr. Bullion to purchase 29,833 shares of common stock for his performance in fiscal 2001.

         Tax Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers to $1,000,000, unless the compensation qualifies as "performance based compensation" under the Code. This limitation should not affect the deductibility of compensation paid to the Company's executive officers for the foreseeable future. The Stock Plan complies with Section 162(m) in order that compensation resulting from stock options under the Stock Plan will not be counted toward the $1,000,000 limit on deductible compensation under
Section 162(m). The Company is seeking stockholder approval of an amendment to the Stock Plan to increase the number of authorized shares so that the compensation attributable to the exercise of stock options may continue to be excluded from the $1,000,000 limitation. See "Proposal 2: Approval of Amendment to 1994 Stock Option Plan" in this Proxy Statement. The Committee has not formulated any policy with respect to qualifying other types of compensation for deductibility under Section 162(m).

William M. Wardell, M.D., Ph.D.
Thomas B. King
Farah H. Champsi
Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and non-cash compensation for the three fiscal years ended December 31, 2001, 2000 and 1999 awarded to or earned by the Chief Executive Officer and all other executive officers of the Company.

                                                                             Long-Term
                                                        Annual             Compensation
                                                     Compensation             Awards
                                               ------------------------- -----------------
                                                                            Securities       All Other
                                   Fiscal                                   Underlying     Compensation
  Name and Principal Position       Year         Salary ($)   Bonus ($)      Options #        ($) (4)
-------------------------------   --------     ------------- ----------- ----------------- ------------
John Howell Bullion                 2001          200,000     109,635(1)       29,833            500
  Chairman of the Board, Chief      2000          180,000           0               0            730
     Executive Officer and          1999          175,000       1,875          65,000            264
     Secretary

William Houghton, M.D.              2001          256,938     128,131          17,700          7,688(5)
  Chief Operating Officer           2000          208,115      10,000               0          7,841(5)
                                    1999          200,000           0          36,000          2,260(5)


Dayton T. Reardan, Ph.D.            2001          166,000      32,036           6,600            500
  Vice President of                 2000          150,000      30,000               0            660
     Regulatory Affairs             1999          146,667           0           7,000            155


Pamela Stahl (2)                    2001           37,533      20,000          50,000             80
  Vice President of                  --                --          --              --             --
    Commercial                       --                --          --              --             --
    Operations

Timothy G. McGrath  (3)             2001          142,917      27,592           6,600            419
  Vice President and Chief          2000          135,000      47,000               0            524
    Financial Officer               1999           33,750           0          41,475             15


(1) Includes $60,000 cash bonus paid to the named executive officer for his performance in the fiscal year ending December 31, 2000.

(2) Ms. Stahl was hired as the Company's Vice President of Commercial Operations effective October 1, 2001.

(3) Mr. McGrath was hired as the Company's Vice President and Chief Financial Officer effective October 1, 1999. From April 1999 through September 1999, the Company retained Mr. McGrath as a consultant and paid $38,175 for consulting fees during 1999.

(4) Except as indicated below, includes amounts paid for group term life insurance paid for each executive, ($180 for Mr. Bullion, $180 for Dr. Reardan, $27 for Ms. Stahl and $100 for Mr. McGrath) and disability insurance paid for each executive, ($320 for Mr. Bullion, $320 for Dr. Reardan, $53 for Ms. Stahl, and $320 for Mr. McGrath) for the fiscal year ending December 31, 2001. Also includes amounts paid for group term life and disability insurance paid for each executive officer for the fiscal year ending December 31, 2000.

(5) Includes group term life insurance ($516), disability insurance ($320), and travel expenses paid per terms of employment for the fiscal year ended December 31, 2001. Also includes amounts paid for group term life and disability insurance paid for the named executive officer for the fiscal year ending December 31, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

         In 2001, the Compensation Committee approved stock options to each of the executive officers listed in the "Summary Compensation Table" above.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                 OPTION VALUES

         The following tables summarizes stock option exercises in fiscal 2001 by the executive officers named in the "Summary Compensation Table" above and the value of options held by such persons at December 31, 2001.

                                                         Number of Securities           Value of
                                                               Underlying              Unexercised
                                                           Unexercised Options    In-the-Money Options
                                Shares                     At Fiscal Year End      At Fiscal Year End
                             Acquired on       Value          (Exercisable/           (Exercisable/
                               Exercise    Realized ($)      Unexercisable)      Unexercisable) ($) (1)
                            -----------------------------------------------------------------------------
John Howell Bullion                      0             0     410,967/33,866         3,220,603/75,912
William Houghton                         0             0     110,540/43,160          633,550/175,600
Dayton T. Reardan                        0             0      83,320/5,280              633,300/0
Pamela Stahl                             0             0        0/50,000                0/247,500
Timothy G. McGrath                       0             0      26,795/21,280          161,884/100,400

------------
(1) "Value" is based upon the difference between the per share option exercise price and the last sale price per share of the Common Stock on December 31, 2001, which was $13.15.

EMPLOYMENT AGREEMENTS

         An employment agreement between the Company and John Howell Bullion, Chief Executive Officer, was executed on October 29, 1999. The agreement commenced October 20, 1999 and continues for a three-year period. At the end of the three-year period, the agreement will automatically renew for successive two-year periods, unless terminated by either party in accordance with the terms of the agreement. The employment agreement automatically terminates upon the mutual agreement of the parties, upon Mr. Bullion's death, or if Mr. Bullion is disabled for a continuous nine-month period. Mr. Bullion's employment agreement provides for an annual base salary of $180,000 for the calendar year 2000 and $200,000 for calendar years 2001 and 2002. In February 2002, the Compensation Committee increased Mr. Bullion's 2002 annual base salary to $225,000. Mr. Bullion may terminate his employment at any time upon 90 days written notice to the Company, in which case he will receive his base salary and accrued vacation and sick pay through the date of termination.

         The Company may terminate Mr. Bullion's employment at any time for good cause. The employment agreement defines good cause a willful and continued failure by Mr. Bullion to substantially perform his duties, or willful misconduct by Mr. Bullion that is materially injurious to the Company. If the Company terminates Mr. Bullion for cause, Mr. Bullion will receive his base salary and accrued vacation and sick pay through the date of termination. If the Company terminates Mr. Bullion without cause, the employment agreement provides that Mr. Bullion will receive one year's salary, a bonus equal to the average bonus paid to him in the most recent two fiscal years, all accrued vacation and sick pay. In addition, upon a termination without cause, all of Mr. Bullion's unvested options will immediately vest and he will be entitled to participate in the Company's benefit plans for a two year period, which includes continued payment by the Company of Mr. Bullion's health, life and disability insurance premiums for that period. The employment agreement provides that Mr. Bullion may treat a material change in his position, duties or location of employment as a termination by the Company without cause. Mr. Bullion may also treat termination of his employment upon one year's advance notice by the Company as a termination without cause.

         The employment agreement also provides for payments to Mr. Bullion if the Company terminates him within 120 days of the effective date of a change in control of the Company. In such event, Mr. Bullion will receive two years' base salary, all accrued vacation and sick pay as of the date of termination and the Company will continue to pay his health, life and disability insurance premiums for two years. The Company may offset severance payments to Mr. Bullion by amounts Mr. Bullion receives from other full-time employment during the two year-period following his termination.

CHANGE IN CONTROL ARRANGEMENTS

         The Company has entered into agreements with its executive officers providing for the payment of certain benefits to the officers if their employment terminates following a "change in control" of the Company. The agreements provide for payment of benefits if an officer's employment is terminated within the 12 months following a change in control if the officer was terminated without cause, required to relocate or required to accept less pay or less responsibility. The formula and payout for the benefits under the change in control agreement is the highest annual salary and incentive payment within the last two years divided by 12 multiplied by the following number of months for the officers: Dr. Houghton, 18 months; Mr. McGrath, 12 months; Dr. Reardan, 12 months; and Ms. Stahl, 12 months.

                          COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the NASDAQ Total Return Index (U.S. Companies) and the NASDAQ Pharmaceutical Stock Index for the same period. The graph assumes the investment of $100 on December 31, 1996, in the Company's Common Stock, the NASDAQ Total Return Index and the NASDAQ Pharmaceutical Stock Index and reinvestment of all dividends.

                                  [LINE GRAPH]


                                                NASDAQ Stock Market       NASDAQ Pharmaceutical
                      Orphan Medical, Inc.      Total Return Index          Total Return Index
                    --------------------------------------------------------------------------------
   December 1996             100.00                   100.00                      100.00
   December 1997             49.36                    122.48                      103.34
   December 1998             79.49                    172.72                      131.55
   December 1999             53.21                    320.83                      247.26
   December 2000             144.87                   193.13                      307.55
   December 2001             134.87                   153.19                      262.67

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors, executive officers and persons who beneficially own more than 10% of a class of the Voting Stock of the Company, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's Voting Stock and other equity securities. Executive officers, directors and greater-than-10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

         The Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during fiscal year 2001. Based solely upon a review of the forms filed by the Company's executive officers, directors and greater-than-10% stockholders, and written representations from such reporting persons, the Company believes that during the fiscal year ended December 31, 2001 all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% stockholders were complied with, except that Messrs. Bullion and Reardon and Drs. Houghton, Thompson, Wardell and Weaver failed to file Form 5 on a timely basis and Ms. Stahl failed to file Form 3 on a timely basis.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On December 7, 2001, the Company completed the sale of shares of Common Stock to Alta BioPharma Partners II, L.P., Alta Embarcadero BioPharma Partners II, LLC and to several of the Company's existing stockholders with gross proceeds to the Company of $14.1 million. Alta Partners II, Inc. is the management advisor for Alta BioPharma Partners II, L.P. and Alta Embarcadero Partners II, LLC. Director and nominee Farah Champsi is an officer of Alta Partners. As of March 1, 2002, Alta Partners owned in the aggregate, 11.78% of the Company's issued and outstanding shares of Common Stock. The purchase price received by the Company from Alta BioPharma Partners II, L.P. was $9,645,182.25 for 1,169,113 shares, and the purchase price received by the Company from Alta Embarcadero BioPharma Partners II, LLC was $354,816.00 for 43,008 shares.

                                   PROPOSAL 2:
                 APPROVAL OF AMENDMENT TO 1994 STOCK OPTION PLAN

         The Company believes that stock options are an important element of compensation in attracting and retaining executives, other key employees and outside directors, and in motivating and retaining skilled management personnel and outside directors. There are currently 71 participants in the Stock Plan. Generally, the consideration to be received by the Company for awards under the 1994 Stock Plan ("Stock Plan") will be the participants' past, present or expected future contributions to the success of the Company. The Stock Plan was adopted by the Board of Directors of the Company (the "Board") in August 1994, and provided for the issuance of 1,250,000 shares of the Company's Common Stock. The Stock Plan was approved by the Company's stockholders on October 5, 1995. The Stock Plan was amended by the Board on December 13, 1996, and approved by the Company's stockholders on May 8, 1997, to increase the number of shares authorized for issuance thereunder from 1,250,000 to 1,550,000 shares. The Stock Plan was also amended by the Board on March 3, 1999, and approved by the Company's stockholders on May 26, 1999, to increase the number of shares authorized for issuance thereunder to 1,925,000 shares. The Stock Plan was amended again by the Board on March 6, 2001, and approved by the Company's stockholders on May 24, 2001 to increase the number of shares authorized for issuance thereunder to 2,675,000 shares.

         As of March 1, 2002, options to purchase 1,668,298 shares of the Company's Common Stock have been granted, net of cancellations and forfeitures, and 390,091 shares remain available for grant. The Board of Directors, upon the advice of the Company's Compensation Committee, believes that an increase in the number of shares available for issuance under the Stock Plan is necessary to maintain the Company's ability to attract and retain qualified executives and management personnel as the Company's pursues is business strategy and growth plans in the current and upcoming fiscal years. In consideration of this recommendation from the Compensation Committee, on February 26, 2002, the Board approved an amendment to the Stock Plan increasing the number of shares authorized for issuance thereunder from 2,675,000 shares to 3,175,000 shares. The February 26, 2002 amendment is subject to approval by the Company's stockholders at the Annual Meeting. If the stockholders fail to approve the amendment at the Annual Meeting, the Company believes it will be constrained in its ability to attract and retain executives, other key employees and outside directors, and in motivating and retaining skilled management personnel and outside directors necessary for the Company's success. Except for annual option grants to non-employee directors, the number of options that will be granted to individual participants under the amended Stock Plan are not determinable, as the Compensation Committee will make such determinations in its sole discretion.

SUMMARY OF THE STOCK PLAN

         The Stock Plan provides for the grant of options to purchase shares of Common Stock to any director, full-time or part-time employee of, or any consultant to the Company. Options granted under the Stock Plan to full or part-time employees may qualify as incentive stock options under the Code or may be non-incentive stock options. Options granted to persons who are not full-time or part-time employees of the Company may not qualify as incentive stock options under the Code. The Stock Plan is administered by the Compensation Committee, which is comprised solely of non-employee directors selected by the Board. The Compensation Committee has the authority: (i) to determine the purchase price of the Common Stock covered by each option, (ii) to determine the directors and employees to whom and the time or times at which such options shall be granted and the number of shares to be subject to each option, (iii) to determine the terms and provisions of each option agreement under the Stock Plan, including the designation of those options intended to be incentive stock options, (iv) to determine the terms and conditions for the vesting and exercise of each option,
(v) to accelerate the time at which all or any part of an option may be exercised, (vi) to amend or modify the terms of any option with the consent of the optionee, (vii) to interpret the Stock Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Stock Plan, and (ix) to make all other determinations necessary or advisable for the administration of the Stock Plan, subject to the exclusive authority of the Board of Directors to amend or terminate the Stock Plan.

         The Stock Plan provides that no employee may be granted options for more than 400,000 shares of Common Stock in the aggregate in any calendar year. Determinations and interpretations with respect to the Stock Plan are in the sole discretion of the Compensation Committee, whose determinations and interpretations will be final and conclusive. The Stock Plan terminates on August 24, 2004, and no options may be granted after such date.

         The exercise price of an incentive option granted under the Stock Plan may not be less than the fair market value of the Common Stock on the date the option is granted (in the event that a proposed optionee owns more than 10% of the Company's Common Stock, any incentive stock option granted to such optionee must have an exercise price not less than 110% of the then fair market value). The exercise price of any non-incentive stock option granted under the Stock Plan is determined by the Compensation Committee, but may not be less than the fair market value of the underlying Common Stock on the date of grant. The term of each incentive stock option is determined by the Compensation Committee, but may not exceed 10 years from the date of grant (or, in the case of an incentive option granted to an owner of more than 10% of the Common Stock, five years). The term of any non-incentive stock option may not exceed 15 years. A person who has been granted an option under the Stock Plan may be granted additional options, but to the extent the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by such person during any calendar year exceeds $100,000, such options will be treated as options that do not qualify as incentive stock options.

         Options granted under the Stock Plan are not transferable except in limited circumstances. Options that qualify as incentive stock options may be transferred only upon the death of the option holder, either by will or by the laws of intestate succession. Options that do not qualify as incentive stock options may be transferred to the option holder's blood or adoptive children, or upon the death of the option holder, either by will or the laws of intestate succession.

         All stock options granted under the Stock Plan provide for an acceleration of vesting of such options in the event of a "change of control". A change of control is defined as any of the following: (i) a public announcement that any person has acquired or has the right to acquire beneficial ownership of 51% or more of the then outstanding shares of the Common Stock of the Company and, for this purpose, the terms "person" and "beneficial ownership" shall have the meanings provided in Section 13(d) of the Securities Exchange Act of 1934 or related rules promulgated by the Securities and Exchange Commission; (ii) the commencement of or public announcement of an intention to make a tender or exchange offer for 51% or more of the then outstanding Common Stock of the Company; (iii) a sale of substantially all of the assets of the Company; or (iv) the Board of Directors of the Company, in its sole and absolute discretion, determines that there has been a sufficient change in the stock ownership of the Company to constitute a change of control of the Company. In the event of a change of control, all options granted under the Stock Plan and outstanding at the time of the change of control become immediately exercisable, regardless of the vesting requirements of such options pursuant the terms of the individual participant's stock option agreement.

         The Board may suspend or terminate the Stock Plan or any portion thereof at anytime. The Board may also amend the Stock Plan at any time, but such action may not, without the consent of the affected participants, adversely affect the rights or obligations of the participants under outstanding stock options. The Board may increase the number of shares of Common Stock that will be available for issuance under the Stock Plan, subject to stockholder approval. No amendment or modification of the Stock Plan, without approval of the stockholders of the Company, will be effective if stockholder approval of the amendment is then required under Section 422 of the Code or the rules of the National Association of Securities Dealers, Inc. Options outstanding at the time the Stock Plan is terminated will continue to be exercisable in accordance with their respective terms.

FEDERAL INCOME TAX CONSEQUENCES

         This discussion sets forth only general federal tax principles affecting options which may be granted under the Stock Plan. Special rules may apply to option holders who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

         Under current federal income tax law, there are no federal income tax consequences to the Company or the option holder upon the granting of an option.

         An option holder who exercises an incentive stock option will not recognize income at the time of exercise for purposes of the regular income tax (although such option holder will realize income at such time for purposes of the alternative minimum tax in an amount equal to the amount by which the fair market value of the Common Stock received by the option holder exceeds the option price paid), and the Company will not be entitled to a tax deduction at such time. If the option holder holds shares of Common Stock received upon exercise of an incentive stock option for at least one year after exercise and two years from the date the incentive stock option was granted, then upon the sale of such shares, the option holder will recognize long-term capital gain and no tax deduction will be allowed to the Company. If the option holder sells or otherwise disposes of shares of Common Stock received upon exercise of an incentive stock option before such holding period is satisfied, then (a) the option holder will recognize ordinary income at the time of the disposition in an amount equal to the lesser of (i) the difference between the option price and the fair market value of the shares at the time the option was exercised, and
(ii) the difference between the option price and the amount realized upon the disposition of the shares, (b) such option holder will recognize short-term or long-term capital gain, depending upon whether the holding period for such shares is less or more than one year, to the extent of any excess of the amount realized upon the disposition of the shares over the fair market value of the shares at the time of exercise of the option, and (c) subject to the general rules concerning deductibility of compensation, the Company will be allowed a tax deduction in the amount that, and for its taxable year in which, the option holder recognizes ordinary income.

         Upon the exercise of an option which does not qualify as an incentive stock option, the option holder generally will recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Subject to the general rules concerning deductibility of compensation, the Company will be allowed a tax deduction in the amount that, and for its taxable year in which, the option holder recognizes ordinary income upon the exercise of a non-incentive stock option.

         The Stock Plan provides that, with the approval of the administrators of the Option Plan, an option holder may exercise an option by tendering shares of Common Stock owned by the option holder in lieu of cash, in which case generally no gain or loss will be recognized by the option holder with respect to the tendered shares if the option holder has held the tendered shares for the required holding period, if any. In the case of an incentive stock option, no income will be recognized by the option holder upon the receipt of additional shares of Common Stock as a result of such an exercise. In the case of a non-incentive stock option, the option holder will recognize ordinary income as a result of such an exercise in an amount equal to the fair market value of that number of shares equal to the excess of the number of shares received upon exercise of the option over the number of shares tendered by the option holder.

BOARD RECOMMENDATION AND REQUIRED STOCKHOLDER VOTE

         The affirmative vote of a majority of the shares of Voting Stock represented at the Annual Meeting is required for approval of the amendment to the Stock Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT INCREASING THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY'S 1994 STOCK OPTION PLAN FROM 2,675,000 SHARES TO 3,175,000 SHARES.

                                   PROPOSAL 3:
                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 2002. A proposal to approve the appointment of Ernst & Young LLP will be presented at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements for the fiscal year ended December 31, 2001, and for all prior years. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from stockholders. If the appointment of Ernst & Young LLP is not approved by the stockholders, the Board of Directors is not obligated to appoint other independent public accountants, but the Board of Directors will give consideration to such unfavorable vote.

BOARD RECOMMENDATION AND REQUIRED STOCKHOLDER VOTE

         The affirmative vote of a majority of the shares of Voting Stock represented at the Annual Meeting is required for approval of appointment of Ernst & Young LLP as the Company's independent public accountants. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Company's Board of Directors is composed of the following non-employee directors: Mr. Greene, Dr. Vida and Ms. Champsi. All of the members of the Audit Committee are independent for purposes of the Nasdaq listing requirements. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which has previously been filed with the Securities and Exchange Commission. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the appointment of the Company's independent accountants.

         Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on the Company's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

         Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission.


Michael Greene
Julius A. Vida, Ph.D.
Farah H. Champsi
Members of the Audit Committee

                                   AUDIT FEES

         Audit fees billed or expected to be billed to the Company by Ernst & Young LLP for the audit of the Company's financial statements for the fiscal year ended December 31, 2001 and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the last fiscal year totaled $46,500.


          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no services provided by Ernst & Young LLP for the design and implementation of financial information systems during the last fiscal year.


                                 ALL OTHER FEES

         Fees billed or expected to be billed to the Company by Ernst & Young LLP for all other non-audit services, including tax-related services, provided during the last fiscal year totaled $28,515. The Audit Committee has reviewed the fees charged to the Company for these non-audit services and has determined that the provision of non-audit services for which these fees were charged are compatible with maintaining the independence of Ernst & Young LLP as the Company's independent public accountants.


                             SOLICITATION OF PROXIES

         All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of the Company's Common Stock. Although proxies are being solicited primarily by mail, officers and regular employees of the Company who will receive no extra compensation for their services, may solicit such proxies in person, by telephone or facsimile.


                STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

         Any stockholder proposals intended for the Company's Annual Meeting of Stockholders to be held in 2003 that are requested to be included in the Company's Proxy Statement must be received at the principal executive offices of the Company, 13911 Ridgedale Drive, Suite 250, Minnetonka, Minnesota 55305 by the close of business on December 6, 2002.

         Any other stockholder proposals to be presented at the Company's Annual Meeting to be held in 2003 must be received at the principal executive offices of the Company by the close of business on February 21, 2003.

                                  OTHER MATTERS

         The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy will vote in accordance with their best judgment as to the best interests of the Company.




                                    /s/ John Howell Bullion
                                    -----------------------
                                    John Howell Bullion
                                    Chief Executive Officer and Secretary

Dated: April 8, 2002

                              [ORPHAN MEDICAL LOGO]
                       2002 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 2002

[ORPHAN MEDICAL LOGO]                                                      PROXY


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 8, 2002, revoking all prior proxies, hereby appoints John Howell Bullion and Timothy G. McGrath, and each of them, with the power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Orphan Medical, Inc, (the "Company") to be held at 3:30 p.m. (Central Standard Time) on Thursday, May 23, 2002 at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota 55402, and at all adjournments thereof, as specified below on each matter referred to, and, in their discretion, upon any other matters which may be brought before the meeting.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY MAIL, BY TELEPHONE OR
                 THE INTERNET AS DESCRIBED ON THE REVERSE SIDE.


                      See reverse for voting instructions.

                                                   COMPANY #
                                                   CONTROL #

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CST) on May 22, 2002.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

-     Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/orph/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CST) on May 22, 2002.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to ORPHAN MEDICAL, INC., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.





      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                             - Please detach here -





              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. Election of    01 John Howell Bullion     04 William M. Wardell, M.D., Ph.D.    07 Thomas B. King
   directors:     02 Michael Greene          05 W. Leigh Thompson, Ph.D., M.D.
                  03 Julius A. Vida, Ph.D    06 Farah H. Champsi

[ ] Vote FOR            [ ] WITHHOLD
    all nominees            AUTHORITY
    (except as marked)      to vote for all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE       [                              ]
THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.

2.    Proposal to approve an amendment to the Company's 1994 Stock Option Plan
      to increase the number of shares authorized for issuance under the plan       FOR        AGAINST       ABSTAIN
      from 2,675,000 shares to 3,175,000 shares.                                    [ ]          [ ]           [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 3.

3.    Proposal to approve the appointment of Ernst & Young LLP as independent       FOR        AGAINST       ABSTAIN
      public accountants for the fiscal year ending December 31, 2002.              [ ]          [ ]           [ ]

4. To vote with discretionary authority on any other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES FOR DIRECTOR NAMED IN ITEM 1, FOR ITEM 2 AND FOR
ITEM 3 AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

Address Change? Mark Box [ ]  Indicate changes below:                               Date ___________________________

                                                                                    [                              ]

                                                                                    Signature(s) in Box

                                                                                    Please sign exactly as your
                                                                                    name(s) appear on the Proxy.
                                                                                    When shares are held by joint
                                                                                    tenants, both must sign. When
                                                                                    signing as attorney, executor,
                                                                                    administrator, trustee or
                                                                                    guardian, please give full title
                                                                                    of such. If a corporation,
                                                                                    please sign full corporate name
                                                                                    by President or other authorized
                                                                                    officer. If a partnership,
                                                                                    please sign in partnership name
                                                                                    by authorized person.